Financial Results Fourth Quarter 2019 Exhibit 99.2

Forward-Looking Statements & Non-GAAP Financial Measures This presentation may contain forward-looking statements with respect to the financial condition, results of operations, trends in lending policies, plans, objectives, future performance or business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “pending,” “plan,” “preliminary,” “remain,” “should,” “will,” “would” or other similar expressions. Forward-looking statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the information in the forward-looking statements. Factors that may cause such differences include: failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, net interest income – FTE, net interest margin – FTE, adjusted noninterest expense and adjusted noninterest expense/average assets are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of Non-GAAP Financial Measures.” 2

Fourth Quarter 2019 Highlights . Record net income of $7.1 million and record diluted EPS of $0.72 . Earnings Record annual net income of $25.2 million and record annual diluted EPS of $2.51 . Improved return on average assets and average tangible common equity . Total revenue of $20.8 million, up 19% from 4Q18 Key Operating . Cost of interest-bearing deposits declined 5 bps from 3Q19 to 2.35% Trends . Asset quality remained solid with NPAs to total assets of 0.22% . Disciplined Deployed liquidity through SBA portfolio acquisition Balance Sheet . Sold $53.7 million of single tenant lease financing and public finance loans Management . Initial sales of SBA 7(a) loan production . Book value per share increased 3.3% from 3Q19 to $31.30 Strong Capital . Tangible book value per share1 increased 3.4% from 3Q19 to $30.82 Generation . TCE/TA ratio1 increased to 7.33% from 7.10% in 3Q19 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix 3 3

Loan Portfolio Overview . Total loans increased $82.3 million, or 2.9%, compared to 3Q19 and $247.3 million, or 9.1%, year-over- year . Quarterly commercial loan growth of $93.5 million driven by healthcare finance and the SBA loan portfolio acquisition . Sold $53.7 million of single tenant lease financing and public finance loans during the quarter . Consumer loan balances down slightly due primarily to elevated payoffs in residential mortgage Loan Portfolio Mix Dollars in millions $2,963.5 $2,716.2 6% 2% 7% 1 2% Commercial and Industrial Commercial Real Estate $2,091.0 34% 9% 34% Single Tenant Lease Financing 2% Public Finance Healthcare Finance 38% $1,250.8 24% Small Business Lending 13% 26% 5% Residential Mortgage/HE/HELOCs 22% 4% 10% Consumer 49% 1% 2% 2% 16% 12% 16% 19% 14% 11% 10% 10% 2016 2017 2018 2019 4 1 Includes commercial and industrial and owner-occupied commercial real estate balances

Deposit Composition . Total deposits increased $5.7 million, or 0.2%, compared to 3Q19 and $482.6 million, or 18.1%, year- over-year . Strong quarterly money market growth of $88.3 million, including $73.4 million in small business . CD and brokered deposit balances decreased $90.3 million compared to 3Q19 . Cost of interest-bearing deposits declined 5 bps compared to 3Q19 Total Deposits - $3.2 Billion Total Non-Time Deposits - $1.0 Billion As of December 31, 2019 As of December 31, 20191 $57.1 2% $119.5 12% $129.0 $29.6 4% 1% $110.9 $422.9 11% $2,151.9 42% 68% $786.4 25% $348.8 35% Noninterest-bearing deposits Interest-bearing demand deposits Savings accounts Money market accounts Commercial Public funds Small business Consumer Certificates and brokered deposits 1 Total non-time deposits excludes brokered non-time deposits 5

Net Interest Income and Net Interest Margin . Net interest income stabilized, following recent Net Interest Income – GAAP and FTE1 declines Dollars in millions GAAP FTE $17.8 $17.7 . Stable loan yields and declining deposit costs $16.9 $16.8 $16.9 . NIM contracted 3 bps sequentially due mainly to lower yields on elevated cash balances resulting $16.2 $16.1 from successive federal funds rate cuts $15.4 $15.2 $15.4 4Q18 1Q19 2Q19 3Q19 4Q19 Yield on Loans and Cost of Deposits NIM – GAAP and FTE1 4.27% GAAP FTE 4.17% 4.24% 4.18% 4.20% 2.07% 2.04% 1.91% 1.70% 1.67% 2.39% 2.40% 2.35% 2.14% 2.29% 1.89% 1.86% 1.73% 1.54% 1.51% 4Q18 1Q19 2Q19 3Q19 4Q19 4Q18 1Q19 2Q19 3Q19 4Q19 Yield on loans Cost of interest-bearing deposits 6 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix

Net Interest Margin Drivers . Linked quarter NIM decline was primarily attributable to the impact of elevated cash balances combined with falling short-term interest rates – 7 bp negative impact . Lower deposit costs and improved deposit mix had a positive impact of 4 bps . Higher loan yields added 2 bps . Significant opportunity to continue lowering deposit costs . $1.1 billion of CDs with a weighted average cost of 2.59% mature in 2020 – replacement cost is currently 1.85% - 1.90% . Recent reduction in rate paid on money market deposits NIM – FTE1 Linked-Quarter Change Monthly Rate Paid on Interest-bearing Deposits 7 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix

Noninterest Income . Noninterest income of $5.4 million compared to $5.6 million in 3Q19 and $2.0 million in 4Q18 . Seasonally strong mortgage banking revenue of $3.0 million . Gain on sale of loans of $1.7 million, up significantly over 3Q19 . Sales of single tenant lease financing and public finance loans at solid premiums . Initial sales of SBA 7(a) loans – $9.2 million in balances sold . Acquired SBA servicing portfolio adds stable revenue stream with strong growth potential Noninterest Income Noninterest Income 4Q19 Dollars in millions $0.2 $0.3 $0.2 $5.6 $5.4 $1.7 $3.5 $3.0 $2.4 $2.0 Mortgage banking activities Gain on sale of loans Service charges and fees Loan servicing revenue 4Q18 1Q19 2Q19 3Q19 4Q19 Other 8 8

Noninterest Expense

- Noninterest expense of $12.6 million compared to $11.2 million in 3Q19 and $12.7 million in 4Q18
  - Deposit insurance premium resumed vs. a credit in 3Q19 (no expense recognized)
  - Increased consulting and professional fees related to recruiting and third party loan review fees
  - Higher salaries and employee benefits expense due primarily to SBA personnel additions from the acquired team and experienced hires
- Noninterest expense / average assets is well below the industry average, demonstrating the operating efficiency of the technology-driven business model

Noninterest Expense[1]

Dollars in millions



$12.7
$10.3
$11.1
$11.7
$11.2
$12.6
4Q18
1Q19
2Q19
3Q19
4Q19

Noninterest Expense / Average Assets[1]



1.52%
1.23%
1.24%
1.23%
1.11%
1.22%
4Q18
1Q19
2Q19
3Q19
4Q19

1 4Q18 results included a write-down of legacy other real estate owned which increased noninterest expense by $2.4 million

9

Asset Quality

- Asset quality metrics remain among the industry's best, driven by a strong credit culture and lower-risk asset classes
- Nonperforming loans up $0.9 million compared to 3Q19 driven by a portfolio residential mortgage loan and accruing loans 90+ days past due offset by a decline in nonperforming C&I loans
- Allowance for loan losses to total loans of 0.74% and to nonperforming loans of 324.4%
- Net charge-offs to average loans down significantly compared to 3Q19 and in line with historical results
- Quarterly provision for loan losses of $0.5, down from $2.8 million in 4Q19 and $1.5 million in 4Q18

NPLs / Total Loans



0.03%
0.12%
0.19%
0.20%
0.23%
4Q18
1Q19
2Q19
3Q19
4Q19

NPAs / Total Assets



0.10%
0.17%
0.20%
0.21%
0.22%
4Q18
1Q19
2Q19
3Q19
4Q19

Net Charge-Offs / Average Loans



0.05%
0.05%
0.04%
0.15%
0.04%
4Q18
1Q19
2Q19
3Q19
4Q19

10

FIRST INTERNET BANCORP

2020 Strategy and Outlook . Manage balance sheet growth and deploy excess liquidity to fund loan growth and/or higher-cost deposit runoff . Continued loan production combined with loan sales to enhance noninterest income and improve mix of earning assets . Build capital through improved profitability and disciplined balance sheet management . Net interest margin expansion through lower deposit costs, managing loan pricing and portfolio composition . Continue to build out nationwide SBA platform, capitalizing on opportunities on both sides of the balance sheet . Increase noninterest income through SBA gain of sale and loan servicing revenue . Retain higher yielding loan balances . Continue to grow small business deposits . Following successful results in mortgage, implement technology to enhance the customer experience and workflow process in commercial and small business lending . Maintain top quartile asset quality 11

Appendix 12

Loan Portfolio Composition

Dollars in thousands	2016	2017	2018	1Q19	2Q19	3Q19	4Q19
Commercial loans							
Commercial and industrial	$ 101,326	$ 121,966	$ 112,900	$ 110,560	$ 106,517	$ 88,874	$ 96,420
Owner-occupied commercial real estate	55,637	71,872	75,701	75,317	71,908	74,384	73,392
Investor commercial real estate	13,181	7,273	5,391	11,188	21,179	11,852	12,567
Construction	53,291	49,213	39,916	42,319	47,849	54,131	60,274
Single tenant lease financing	606,568	803,299	919,440	975,841	1,001,196	1,008,247	995,879
Public finance	-	438,341	706,342	708,816	706,161	686,622	687,094
Healthcare finance	-	31,573	117,007	158,796	212,351	251,530	300,612
Small business lending	3,142	4,870	13,743	13,751	15,697	18,177	61,121
Total commercial loans	833,145	1,528,407	1,990,440	2,096,588	2,182,858	2,193,817	2,287,359
Consumer loans							
Residential mortgage	205,554	299,935	399,898	404,869	318,678	320,451	313,849
Home equity	35,036	30,554	28,735	27,794	26,825	25,042	24,306
Trailers	81,186	101,369	136,620	140,548	144,704	145,600	146,734
Recreational vehicles	52,350	69,196	91,912	95,871	100,518	102,698	102,702
Other consumer loans	39,913	56,968	51,239	48,840	49,029	48,275	45,873
Total consumer loans	414,039	558,022	708,404	717,922	639,754	642,066	633,464
Net def. loan fees, prem., disc. and other [1]	3,605	4,764	17,384	25,418	38,544	45,389	42,724
Total loans	$ 1,250,789	$ 2,091,193	$ 2,716,228	$ 2,839,928	$ 2,861,156	$ 2,881,272	$ 2,963,547

[1] Includes carrying value adjustments of $21.4 million, $27.6 million, $22.2 million, $11.5 million, $5.0 million, $0.3 million, and $0.0 million as of December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019, December 31, 2018, December 31, 2017 and December 31, 2016, respectively, related to interest rate swaps associated with public finance loans.

13

FIRST INTERNET BANCORP

Reconciliation of Non-GAAP Financial Measures Dollars in thousands 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 Total equity - GAAP $224,824 $282,087 $287,740 $288,735 $294,013 $296,120 $295,140 $304,913 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) Tangible common equity $220,137 $277,400 $283,053 $284,048 $289,326 $291,433 $290,453 $300,226 Tota l a sse ts - GAAP $2,862,728 $3,115,773 $3,202,918 $3,541,692 $3,670,176 $3,958,829 $4,095,491 $4,100,083 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) (4,687) Tangible assets $2,858,041 $3,111,086 $3,198,231 $3,537,005 $3,665,489 $3,954,142 $4,090,804 $4,095,396 Common shares outstanding 8,450,925 10,181,675 10,181,675 10,170,778 10,128,587 10,016,458 9,741,800 9,741,800 Book value per common share $33.38 $28.26 $28.36 $28.91 $29.03 $29.56 $30.30 $31.30 Effect of goodwill (0.56) (0.46) (0.46) (0.46) (0.46) (0.46) (0.48) (0.48) Tangible book value per common share $26.05 $27.25 $27.80 $27.93 $28.57 $29.10 $29.82 $30.82 Total shareholders' equity to assets 9.05% 8.98% 8.15% 8.01% 8.01% 7.48% 7.21% 7.44% Effect of goodwill (0.13%) (0.13%) (0.12%) (0.12%) (0.12%) (0.11%) (0.11%) (0.11%) Tangible common equity to tangible assets 7.70% 8.92% 8.85% 8.03% 7.89% 7.37% 7.10% 7.33% Net interest income $15,415 $15,461 $15,970 $15,421 $16,244 $16,105 $15,244 $15,374 Adjustments: Fully-taxable equivalent adjustments 1 1,018 1,164 1,351 1,477 1,557 1,612 1,595 1,570 Net interest income - FTE $16,433 $16,625 $17,321 $16,898 $17,801 $17,717 $16,839 $16,944 Net interest margin 2.26% 2.17% 2.06% 1.89% 1.86% 1.73% 1.54% 1.51% Adjustments: Effect of fully-taxable equivalent adjustments 1 0.15% 0.16% 0.17% 0.18% 0.18% 0.18% 0.16% 0.16% Net interest margin - FTE 2.41% 2.33% 2.23% 2.07% 2.04% 1.91% 1.70% 1.67% Noninterest expense $10,217 $10,182 $10,045 $12,709 $11,109 $11,709 $11,203 $12,613 Adjustments: Write-down of other real estate owned - - - 2,423 - - - - Adjusted noninterest expense $10,217 $10,182 $10,045 $10,286 $11,109 $11,709 $11,203 $12,613 Noninterest expense/average assets 1.47% 1.40% 1.27% 1.52% 1.24% 1.23% 1.12% 1.22% Effect of write-down of other real estate owned 0.00% 0.00% 0.00% 0.29% 0.00% 0.00% 0.00% 0.00% Adjusted noninterest expense/average assets 1.47% 1.40% 1.27% 1.23% 1.24% 1.23% 1.12% 1.22% 1 Assuming a 21% tax rate 14